UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2014

NEUROMAMA, LTD.

(Exact name of registrant as specified in charter)

Nevada	333-180750	98-0706304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

182/1 Krasniy Prospekt, Suite # 704, Novosibirsk, Russia	630049
(Address of principal executive offices)	(Zip Code)

+73833542023

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 9, 2014, Neuromama, Ltd. (the “Company”) received resignation notices from Nataliya Peysakovich as Treasurer and Secretary of the Company.

Ms. Peysakovich’s resignations were not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On April 9, 2014, the Company appointed Karapet Gevorgyan as its new Treasurer and Secretary.

Mr. Gevorgyan studied Computer Aided Manufacturing in Cybernetics at the Yerevan Polytechnic Institute.  From 2005 to present, Mr. Gevorgyan has worked at SNG/USA Event Production, a private company.

Mr. Gevorgyan will serve as our officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Gevorgyan and any other person pursuant to which he was selected as an officer.  There are no family relationship between Mr. Gevorgyan and any of our officers or directors.  Mr. Gevorgyan has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMAMA, LTD.

Date: April 16, 2014	By:	/s/ Igor Weselovsky
Igor Weselovsky, President, Chief Executive Officer & Director

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